                                                                    EXHIBIT 10.1
                              As of October 4, 2004

Millstream II Acquisition Corporation
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

EarlyBirdCapital, Inc.
600 Third Avenue
33rd Floor
New York, New York 10016

                  Re:      Initial Public Offering

Gentlemen:

                  The undersigned stockholder, officer and director of
Millstream II Acquisition Corporation ("Company"), in consideration of
EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of
Intent") to underwrite an initial public offering of the securities of the
Company ("IPO") and embarking on the IPO process, hereby agrees as follows
(certain capitalized terms used herein are defined in paragraph 11 hereof):

                  1. If the Company solicits approval of its stockholders of a
Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO
Shares.

                  2. In the event that the Company fails to consummate a
Business Combination within 18 months from the effective date ("Effective Date")
of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares ("Claim") and hereby waives any
Claim the undersigned may

Millstream II Acquisition Corporation
EarlyBirdCapital, Inc.
As of October 4, 2004

have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the
Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the
Trust Fund (as defined in the Letter of Intent).

                  3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the
Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

                  4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company's stockholders from a financial perspective.

                  5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the
Effective Date, 400 Building LLC ("Related Party"), shall be allowed to charge the Company an allocable share of Related Party's overhead, up to $7,500 per month, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

                  6. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the

Millstream II Acquisition Corporation
EarlyBirdCapital, Inc.
As of October 4, 2004

family of the undersigned or any Affiliate of the undersigned originates a
Business Combination.

                  7. The undersigned will escrow his Insider Shares for the
three year period commencing on the Effective Date subject to the terms of a
Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

                  8. The undersigned agrees to be the Chairman of the Board,
Chief Executive Officer and President of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the
Company. The undersigned's biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.
The undersigned's Questionnaire furnished to the Company and EBC and annexed as
Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

     (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

     (b) he has never been convicted of or pleaded guilty to any crime (i)
involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

     (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

                  9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board, Chief Executive Officer and President of the
Company.

                  10. The undersigned authorizes any employer, financial
institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by
EBC) any information they may have about the undersigned's background and finances ("Information"). Neither EBC nor its

Millstream II Acquisition Corporation
EarlyBirdCapital, Inc.
As of October 4, 2004

agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

                  11. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company;
(ii) "Insiders" shall mean all officers, directors and stockholders of the
Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO;
and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the
Company's IPO.

                                 Arthur Spector
                                 --------------
                                 Print Name of Insider

                                 /s/ Arthur Spector
                                 ------------------
                                 Signature

EXHIBIT A

     ARTHUR SPECTOR has been our chairman of the board, chief executive officer and president since our inception. Mr. Spector has served as chairman of the board of NationsHealth, Inc., since its inception in August 2003 and served as its chief executive officer and president from August 2003 until August 2004.
NationsHealth is a Nasdaq listed company that, through its wholly owned subsidiary, NationsHealth L.L.C., provides medical products and pharmacy benefits to Medicare participants and other senior citizens. NationsHealth, Inc.
was originally known as Millstream Acquisition Corporation, a blank check company with an objective to acquire an operating business with significant growth potential. In his role with Millstream Acquisition Corporation, Mr.
Spector directed the completion of a public offering which raised gross proceeds of approximately $24.2 million in August 2003. From March 1995 to October 2002,
Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from
May 1996 until June 1997, he also served as its president and chief executive officer. Neoware Systems was originally known as Information Systems Acquisition
Corp., a blank check company with an objective to acquire an operating business in the information systems industry. Information Systems Acquisition Corp. was formed in 1992 and from its inception until it merged with Human Designed
Systems, Inc., a subsidiary of Neoware Systems, Mr. Spector was its chairman of the board, president and chief executive officer. In this role, Mr. Spector directed the completion of a public offering which raised gross proceeds of approximately $13.8 million. Mr. Spector has served as a director of Docucorp
International, a public document automation company, since 1997. Mr. Spector has also been a director of Metallurg Holdings, Inc. and Metallurg, Inc. since July
1998 and has been executive vice president of Metallurg Holdings since July 1998 and treasurer since August 2000. He was elected vice chairman of the board of
Metallurg Holdings and Metallurg, Inc. in November 2002. Metallurg Holdings is a
holding company of Metallurg, Inc., a company that produces and sells specialty metals, alloys and chemicals. From 1998 to 2002, Mr. Spector served as a director of USDATA Corporation, a global supplier of component-based production software. Mr. Spector received a B.S. from the Wharton School of Finance at the
University of Pennsylvania and a J.D. from The University of Pennsylvania Law
School.

         In addition to Mr. Spector's experience described above, he has had extensive experience in mergers and acquisitions and managing private equity funds. Since January 1997, he has served as managing director of the general partner and of the management company of Safeguard International Fund L.P., a private equity fund investing primarily in controlling positions in industrial companies in North America and Europe. From 1995 to 1996, Mr. Spector served as director of acquisitions of Safeguard Scientifics, Inc., a public company that owns controlling interests in and operates numerous private companies. From 1997 to 1998, Mr. Spector served as a managing director of TL Ventures LLC, a fund management company organized to manage the day-to-day operations of several of the TL Ventures funds which invest in companies in the internet, software, information technology, communications and life science industries.